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                                                                    Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       FOR
                             KidsToysPlus.com, Inc.

KidsToysPlus.com, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, hereby certifies, pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, that:

         FIRST: That the Board of Directors are authorized to amend the Articles of Incorporation to effect a one for ten reverse split of the Corporation's common stock, and decrease the authorized capital stock of the Corporation proportionately from 500 Million shares of common stock to 50 Million shares of common stock.

         SECOND: That the Board of Directors subsequently authorized a one for ten reverse split of the common stock of the Corporation, thereby reducing the number of authorized capital stock of the Corporation to 50 Million shares.

         THIRD: That the stockholders authorized the Board of Directors, and the Board of Directors resolved, to amend the Articles of Incorporation of the Corporation to change the name of the Corporation to "Stealth MediaLabs, Inc."

         Accordingly, Article I of the Articles of Incorporation is hereby amended to read:

         "THE NAME OF THE CORPORATION IS "Stealth MediaLabs, Inc."

         Further, Article IV of the Articles of Incorporation is hereby amended as follows:

                                   Article IV
                         AUTHORIZATION OF CAPITAL STOCK

     There are currently 812,436 common stock shares issued and outstanding, after giving effect to a previously approved 1 for 25 reverse split of the common stock of the company to be effective on the close of business on September 30, 2002. The Board of Directors hereby approves an additional 1 for 10 reverse split of the common stock of the company effective on the close of business on September 30, 2002. After the reverse splits, there will be 81,244 shares issued and outstanding. The par value will remain unchanged at $0.001, and the number of authorized shares of common stock will be reduced to 50,000,000. All fractional shares are to be rounded up.

All other provisions of Article IV are to remain the same.

FOURTH: The amendment to Article I set forth above was adopted by a unanimous vote of the Board of Directors and stockholders holding in excess of a majority of the outstanding voting securities of the Corporation by written consent pursuant to Sections 78.320 and 78.315 of the Nevada Revised Statutes, as follows:

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As of September 13, 2002, the record date for the meeting of shareholders, the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 20,310,884; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. Holders of 13,370,400 shares executed a record of action by written consent of the shareholders in favor of the amendments hereto.

FIFTH: The amendment to Article IV set forth above was adopted by a unanimous vote of the Board of Directors by written consent pursuant to Section 78.320 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Amendment of the Articles of Incorporation and knows the contents thereof, and that the statements therein are true, and has caused this Certificate of Amendment to be signed this ___ day of September, 2002.


                                                     /s/ Howard Leventhal
                                                     --------------------------
                                                     Howard Leventhal
                                                     President


                                                     /s/ Anan Yaaghoub
                                                     --------------------------
                                                     Anan Yaaghoub
                                                     Secretary


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